Exhibit 99.1

PACIFICARE

FORM OF SPECIAL MEETING PROXY CARD

Special Meeting, November 17, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

By signing and returning this proxy, you appoint Howard G. Phanstiel and David A. Reed, and each of them, with full power of substitution, to vote and represent these shares at the Special Meeting of Stockholders to be held on November 17, 2005 at 10:00 a.m. local time, (or any adjournments or postponements thereof) at the following location:

Residence Inn by Marriott

4931 Katella Avenue

Los Alamitos, California 90720

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS YOU DIRECT. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.

PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENVELOPE PROVIDED.

TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATION,

YOU MAY SIMPLY SIGN AND DATE THIS CARD ON THE REVERSE SIDE; NO BOXES

NEED TO BE CHECKED.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE.

Address Change/Comments (Mark the corresponding box on the reverse side.)

TELEPHONE AND INTERNET VOTING INSTRUCTIONS

You can vote by telephone or Internet! Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the telephone (within the U.S. and Canada)

•	Call toll free 866-731-VOTE (8683) in the United States or Canada anytime by touch tone telephone. There is NO CHARGE for your call.

•	Follow the instructions provided by the recorded message.

To vote using the Internet

•	Go to the following website: www.computershare.com/us/proxy

•	Enter the information requested on your computer screen and follow the instructions.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 1:00 a.m. Central time on November 17, 2005.

- FOLD AND DETACH HERE -

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS

The Board of Directors recommends a vote FOR all proposals.

		FOR	AGAINST	ABSTAIN
1.	Proposal to approve and adopt the Agreement and Plan of Merger, dated as of July 6, 2005, by and among UnitedHealth Group Incorporated, Point Acquisition LLC, a wholly owned subsidiary of UnitedHealth Group Incorporated, and PacifiCare Health Systems, Inc., and the transactions contemplated by the merger agreement, including the merger, pursuant to which PacifiCare will merge with and into Point Acquisition LLC, and PacifiCare will become a wholly owned subsidiary of UnitedHealth Group. Each outstanding share of PacifiCare common stock will be converted into the right to receive 1.1 shares of UnitedHealth Group common stock and $21.50 in cash.	☐	☐	☐
		FOR	AGAINST	ABSTAIN
2.	Proposal to authorize the proxyholders to vote to adjourn or postpone the special meeting, in their sole discretion, for the purpose of soliciting additional votes for the adoption of the merger agreement.	☐	☐	☐

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE PRESENTED TO THE MEETING OR ANY ADJOURNMENTS, POSTPONEMENTS, CONTINUATIONS OR RESCHEDULINGS THEREOF.

Signature

Signature 2
Date

Please sign EXACTLY as your name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. Please indicate any change of address. The signer hereby revokes all proxies heretofore given by the signer to vote at the Special Meeting of PacifiCare Health Systems, Inc. and any adjournments, postponements, continuations or reschedulings thereof.

- FOLD AND DETACH HERE -

PACIFICARE

FORM OF SPECIAL MEETING PROXY CARD

Special Meeting, November 17, 2005

VOTING INSTRUCTIONS TO TRUSTEE FOR

THE SPECIAL MEETING OF STOCKHOLDERS

THE TRUSTEE SOLICITS THESE VOTING INSTRUCTIONS FROM PARTICIPANTS IN THE PACIFICARE HEALTH SYSTEMS, INC. SAVINGS AND PROFIT SHARING PLAN WHO HAVE RIGHTS IN PACIFICARE COMMON STOCK.

By signing and returning this proxy, you, as a participant in the PacifiCare Health Systems, Inc. Savings and Profit Sharing Plan or 401(k) plan, hereby instruct Wells Fargo Bank, as Trustee, to vote, as stated on the reverse side, all the shares of PacifiCare common stock allocated to your accounts under the 401(k) Plan, and to act in its discretion upon such other business as may properly come before, and to represent you at, the Special Meeting of Stockholders to be held on November 17, 2005 at 10:00 a.m. local time (or any adjournments or postponements thereof) at the following location:

Residence Inn by Marriott

4931 Katella Avenue

Los Alamitos, California 90720

PLEASE CAREFULLY REVIEW THE ENCLOSED NOTICE TO 401(K) PLAN PARTICIPANTS BEFORE COMPLETING AND MAILING THIS CARD.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS YOU DIRECT. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR BOTH PROPOSALS.

PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENVELOPE PROVIDED.

TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATION,

YOU MAY SIMPLY SIGN AND DATE THIS CARD ON THE REVERSE SIDE; NO BOXES

NEED TO BE CHECKED.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE.

Address Change/Comments (Mark the corresponding box on the reverse side.)

TELEPHONE AND INTERNET VOTING INSTRUCTIONS

You can vote by telephone or Internet! Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the telephone (within the U.S. and Canada)

•	Call toll free 866-731-VOTE (8683) in the United States or Canada anytime by touch tone telephone. There is NO CHARGE for your call.

•	Follow the instructions provided by the recorded message.

To vote using the Internet

•	Go to the following website: www.computershare.com/us/proxy

•	Enter the information requested on your computer screen and follow the instructions.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 1:00 a.m. Central time on November 15, 2005.

- FOLD AND DETACH HERE -

PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS.

The Board of Directors recommends a vote FOR all proposals.

		FOR	AGAINST	ABSTAIN
1.	Proposal to approve and adopt the Agreement and Plan of Merger, dated as of July 6, 2005, by and among UnitedHealth Group Incorporated, Point Acquisition LLC, a wholly owned subsidiary of UnitedHealth Group Incorporated, and PacifiCare Health Systems, Inc., and the transactions contemplated by the merger agreement, including the merger, pursuant to which PacifiCare will merge with and into Point Acquisition LLC, and PacifiCare will become a wholly owned subsidiary of UnitedHealth Group. Each outstanding share of PacifiCare common stock will be converted into the right to receive 1.1 shares of UnitedHealth Group common stock and $21.50 in cash.	☐	☐	☐
		FOR	AGAINST	ABSTAIN
2.	Proposal to authorize the proxyholders to vote to adjourn or postpone the special meeting, in their sole discretion, for the purpose of soliciting additional votes for the adoption of the merger agreement.	☐	☐	☐

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE PRESENTED TO THE MEETING OR ANY ADJOURNMENTS, POSTPONEMENTS, CONTINUATIONS OR RESCHEDULINGS THEREOF.

Signature

Signature 2

Date

Please sign EXACTLY as your name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. Please indicate any change of address. The signer hereby revokes all proxies heretofore given by the signer to vote at the Special Meeting of PacifiCare Health Systems, Inc. and any adjournments, postponements, continuations or reschedulings thereof.

- FOLD AND DETACH HERE -